UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2022

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 St. Emanuel Street, Mobile, Alabama 36602

(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2022, Computer Programs and Systems, Inc., a Delaware corporation (“CPSI”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Healthcare Resource Group, Inc., a Washington corporation (“HRG”), the stockholders of HRG set forth on the signature pages to the Purchase Agreement (each a “Seller” and, collectively, the “Sellers”), and Steven McCoy, in his capacity as the representative (the “Securityholder Representative”) of the Sellers and the optionholders of HRG (collectively, the “Securityholders”). The Purchase Agreement provides, among other things, that, upon the terms and subject to the conditions set forth therein, (i) CPSI will purchase from the Sellers all of the issued and outstanding shares of capital stock of HRG (the “HRG Shares”), (ii) the outstanding stock options of HRG (the “HRG Options”) will be cancelled, and (iii) CPSI will pay the purchase price to the Securityholders, for the purchase of the HRG Shares and the cancellation of the HRG Options, as provided in the Purchase Agreement (collectively, the “Transaction”).

The parties to the Purchase Agreement closed the Transaction on March 1, 2022. Effective upon the consummation of the Transaction (the “Closing”), HRG became a wholly-owned subsidiary of CPSI.

The Purchase Agreement provides for a total purchase price (the “Purchase Price”) of $44.0 million (the “Base Cash Price”), subject to various upward or downward adjustments, including for working capital, cash, indebtedness and transaction expenses of HRG. Additionally, pursuant to the Purchase Agreement, a total of approximately $11.9 million was withheld from the Base Cash Price at the Closing and deposited by CPSI into various escrow accounts with an escrow agent, including $11.0 million as an indemnity escrow. Based upon the adjustments and the various escrow holdbacks, at the Closing CPSI paid a net amount of approximately $32.9 million to the Securityholders. As an inducement to CPSI entering into the Purchase Agreement, HRG entered into employment agreements, effective as of the Closing, with certain of its key employees.

The Purchase Agreement contains customary representations, warranties and covenants. The representations and warranties made by the Sellers to CPSI cover a broad range of items related to, among other things, the business and financial condition of HRG. Subject to certain exceptions and limitations, including but not limited to time limitations and limitations on sources of recovery, the Securityholders have agreed to indemnify CPSI for certain breaches of representations, warranties and covenants and certain other enumerated items. Subject to certain exceptions and limitations, CPSI has likewise agreed to indemnify the Securityholders for certain breaches of representations, warranties and covenants. The foregoing limitations on indemnification obligations are subject to an exception for fraud by the indemnifying party.

In connection with the Closing of the Transaction, CPSI made a draw of $48 million on its existing senior secured revolving credit facility. A portion of the proceeds from such draw, together with available cash on hand, was used by CPSI to make the various required payments at the Closing.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement has been included as an exhibit to provide investors with information regarding its terms. It is not intended to provide any other factual information about CPSI, HRG or any of their respective affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to that agreement; are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to that agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CPSI, HRG or any of their respective affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in CPSI’s public disclosures.

Item 7.01.	Regulation FD Disclosure.

On March 1, 2022, CPSI issued a press release announcing the execution of the Purchase Agreement and the Closing of the Transaction. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated March 1, 2022, by and among Computer Programs and Systems, Inc., Healthcare Resource Group, Inc., the Sellers named therein, and the Securityholder Representative.*

99.1	Press Release dated March 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. CPSI hereby agrees to furnish supplementally copies of any of the omitted documents to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: March 2, 2022	By:	/s/ J. Boyd Douglas
J. Boyd Douglas
President and Chief Executive Officer